As filed with the Securities and Exchange Commission on March 6, 2002
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------
                                  INERGY, L.P.
             (Exact name of registrant as specified in its charter)

            Delaware                                            43-1918951
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1101 Walnut Street, Suite 1500 Kansas City, Missouri               64106
      (Address of principal executive offices)                   (Zip Code)

                       Inergy Employee Unit Purchase Plan
                            (Full title of the plan)

                            -------------------------

                               Mr. John J. Sherman
                      President and Chief Executive Officer
                                  Inergy, L.P.
                         1101 Walnut Street, Suite 1500
                              Kansas City, MO 64106
                     (Name and address of agent for service)

                                 (816) 842-8181
          (Telephone number, including area code, of agent for service)

                            -------------------------

                                    Copy to:
                                 James W. Allen
                          Stinson, Mag & Fizzell, P.C.
                         1201 Walnut Street, Suite 2800
                              Kansas City, MO 64106
                                 (816) 842-8600

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                               Amount to be       Proposed maximum           Proposed maximum          Amount of
    Title of securities to be registered        registered       offering price per unit  aggregate offering price  registration fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Units representing limited          50,000 (2)           $27.78 (3)                $1,389,000             $127.79
         partnership interests (1)
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement also relates to such additional and indeterminable number of Common Units that may become issuable in order to prevent dilution due to unit splits or similar transactions involving Common Units.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, whereby the per unit price was determined by reference to the average of the high and low price of the Common Units reported in the Nasdaq National Market on March 1, 2002.

                            -------------------------

                                     PART I

              Information Required in the Section 10(a) Prospectus

          In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

          The SEC allows Inergy, L.P. and the Inergy Employee Unit Purchase Plan to "incorporate by reference" the information that they file with the SEC, which means:

          . incorporated documents are considered part of this registration statement;

          . we can disclose important information by referring the reader to these documents; and

          . information that we file with the SEC will automatically update and supersede this registration statement and any previously incorporated information.

          Inergy, L.P. and the Inergy Employee Unit Purchase Plan incorporate by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          . annual report on Form 10-K and 10-K/A of Inergy, L.P. for the fiscal year ended September 30, 2001;

          . quarterly report on Form 10-Q of Inergy, L.P. for the quarterly period ended December 31, 2001; and

          . current reports on Form 8-K of Inergy, L.P. dated November 16, 2001, January 4, 2002 and March 1, 2002;

          . the description of Inergy, L.P.'s common units contained in the registration statement on Form 8-A filed by Inergy, L.P. under the Exchange Act, which is incorporated into that registration statement by reference to the description of such common units set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus forming a part of the registration statement on Form S-1 (Reg. No. 333-56976) filed by Inergy, L.P. under the Securities Act of 1933, as amended.

          Inergy, L.P. and the Inergy Employee Unit Purchase Plan also incorporate by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Amended and Restated Agreement of Limited Partnership of Inergy, L.P. provides that Inergy, L.P. will, in most circumstances, indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

          .    the general partners,
          .    any departing general partner,
          .    any person who is or was an affiliate of a general partner or any departing general partner,
          .    any person who is or was a member, partner, officer, director, employee, agent or trustee of the managing general partner or any departing general partner or any affiliate of a managing general partner or any departing general partner, or
          .    any person who is or was serving at the request of a managing general partner or any departing general partner or any affiliate of a managing general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

          Any indemnification under these provisions will only be out of Inergy, L.P.'s assets. The general partners and their affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to Inergy, L.P. to enable Inergy, L.P. to effectuate, indemnification. Inergy, L.P. may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the partnership agreement.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following Exhibits are filed as a part of this registration statement:

          Exhibit
          Number         Description

           3.1           Certificate of Limited Partnership of Inergy, L.P.
                         (filed as Exhibit 3.1 to Inergy L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference)

           3.2 Form of Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (included as Appendix A to the Prospectus constituting a part of Inergy, L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference).

           4.3           Specimen Unit Certificate for Common Units (filed as
                         Exhibit 4.3 to Inergy, L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference).

          10.1           Inergy Employee Unit Purchase Plan*

          23.1           Consent of Ernst & Young LLP*

          24.1           Powers of Attorney (on signature page)*

     *    Indicates document filed herewith.

Item 9.   Undertakings.

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 28, 2002.

                                       INERGY, L.P.
                                       (Registrant)

                                       By Inergy GP, LLC
                                          (its managing general partner)

                                       By:    /s/ John J. Sherman
                                            ------------------------------------
                                            John J. Sherman
                                            Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Sherman and R. Brooks Sherman, Jr. or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capabilities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


              Signatures                                         Title                                   Date
/s/ John J. Sherman                      President, Chief Executive Officer and Chairman of
------------------------------------
John J. Sherman                          the Board (Principal Executive Officer)                February 28, 2002

/s/ R. Brooks Sherman, Jr.               Vice President and Chief Financial Officer
------------------------------------
R. Brooks Sherman, Jr.                   (Principal Accounting and Financial Officer)           February 28, 2002

/s/ Philip L. Elbert
------------------------------------
Philip L. Elbert                         Director                                               February 28, 2002

/s/ Richard C. Green, Jr.
------------------------------------
Richard C. Green, Jr.                    Director                                               February 28, 2002

/s/ Warren H. Gfeller
------------------------------------
Warren H. Gfeller                        Director                                               February 28, 2002

/s/ David J. Schulte
------------------------------------
David J. Schulte                         Director                                               February 28, 2002


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 28, 2002.

                                     INERGY EMPLOYEE UNIT PURCHASE PLAN
                                     (Plan)


                                     By:    /s/ R. Brooks Sherman, Jr.
                                          --------------------------------------
                                          R. Brooks Sherman, Jr.
                                     Vice President and Chief Financial Officer
                                      of Inergy GP, LLC

                                  EXHIBIT INDEX

         Exhibit
         Number       Description
         -------      -----------

         3.1          Certificate of Limited Partnership of Inergy, L.P.
                      (filed as Exhibit 3.1 to Inergy L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference)

         3.2 Form of Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (included as Appendix A to the Prospectus constituting a part of Inergy, L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference).

         4.3          Specimen Unit Certificate for Common Units (filed as
                      Exhibit 4.3 to Inergy, L.P.'s Registration Statement on Form S-1 (Reg. No. 333-56976) and incorporated herein by reference).

         10.1         Inergy Employee Unit Purchase Plan*

         23.1         Consent of Ernst & Young LLP*

         24.1         Powers of Attorney (on signature page)*



     *    Indicates document filed herewith.